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                                                                    EXHIBIT 3.10
                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE   PAGE 1

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "RADIO ONE OF DETROIT, INC." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "RADIO ONE OF DETROIT, INC." TO "RADIO ONE OF DETROIT, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9:01 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2001.

                                       /s/  Harriet Smith Windsor
                                       -----------------------------------------
                       [SEAL]          HARRIET SMITH WINDSOR, SECRETARY OF STATE

2903725  8100V                                          AUTHENTICATION:  1522653

010660210                                                         DATE: 12-21-01

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:01 AM 12/20/2001
                                                            010660210 - 2903725

                                STATE OF DELAWARE
                            CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                           A LIMITED LIABILITY COMPANY
                               PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is Radio One of Detroit, Inc.

2.) The date the Certificate of Incorporation was filed on is June 3, 1998.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is Radio One of Detroit, Inc.

4.) The name of the limited liability company as set forth in the formation is Radio One of Detroit, LLC.

5.) The conversion has been approved in accordance with the provisions of
Section 266.

6.) This Certificate of Conversion shall be effective on December 31, 2001

                                              Radio One of Detroit, Inc.

                                              BY: /s/ Linda J. Eckard Vilardo
                                                  ------------------------------
                                                  Authorized Officer

                                              Name: LINDA J. ECKARD VILARDO
                                                  ------------------------------
                                                        VICE PRESIDENT

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